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Exhibit 10.1












                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                 NUMOBILE, INC.,

                       ENHANCE NETWORK COMMUNICATION, INC.

                                       AND

             THE SHAREHOLDERS OF ENHANCE NETWORK COMMUNICATION, INC.









                             DATED SEPTEMBER 9, 2009






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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made as of September 17th, 2009 (the "AGREEMENT"), among NuMobile, Inc., a corporation existing under the laws of Nevada (the "PURCHASER"), Enhance Network Communication, Inc., a corporation existing under the laws of California ("ENHANCE"), and the shareholders of Enhance listed on SCHEDULE 1 hereof (collectively the "SELLERS").

                              W I T N E S S E T H:

         WHEREAS, the Sellers own an aggregate of 1,500 shares of common stock, $0.001 par value per share (the "Common Stock"), the "SHARES"), which constitute 100% of the issued and outstanding shares of capital stock of Enhance; and

         WHEREAS, the Sellers desire to sell to Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                      ARTICLE I SALE AND PURCHASE OF SHARES

1.1      SALE AND PURCHASE OF SHARES.

         Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each Seller, all Shares of Enhance owned by such Seller set forth opposite such Seller's name on SCHEDULE 1 attached hereto. The sale and purchase are intended to be a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

                      ARTICLE II PURCHASE PRICE AND PAYMENT

2.1      AMOUNT AND PAYMENT OF PURCHASE PRICE.

         On the Closing Date, the Purchaser shall issue an aggregate principal amount of $5,000,000 notes with $1,000,000 due September 9th, 2010 and subject to performance as set forth in Section 2.2 of this Agreement, $4,000,000 due September 9th, 2014 in the form attached hereto as Exhibit 1 (the "Notes") to the Sellers based on the percentages set forth on Schedule 1.

2.2      TERMS AND CONDITIONS OF PAYMENT.

         The $4,000,000 payment due September 9th, 2014 is subject to specific performance as set forth in this Section 2.2. Enhance anticipates entering into a contract for its proprietary technology prior to April 1, 2011. That contract is expected to contemplate the generation of in excess of $20,000,000 in revenue and $8,000,000 in gross margin. If Enhance does not enter into a contract that contemplates the generation of at least $20,000,000 in revenue and $8,000,000 in gross margin (the "Performance Contract") prior to April 1, 2011, then the


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$4,000,000 note will be canceled and the $1,000,000 note due September 9th, 2010 will be considered payment in full for the 1,500 shares of common stock which constitute 100% of the issued and outstanding shares of capital stock of Enhance. If Enhance is successful in entering into the Performance Contract, then $4,000,000 of the Notes will be due September 9th, 2014 (unless such Notes shall have been cancelled in accordance with this Section 2.2), and the Sellers will have an option to buy back 1,500 shares of common stock which constitute 100% of the issued and outstanding shares of capital stock of Enhance in exchange for $5,000,000 in cash, and the cancelation of any outstanding notes due the Sellers, if the cash payment is delivered prior to September 9, 2012.

                       ARTICLE III CLOSING AND TERMINATION

3.1      CLOSING DATE.

         Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Notes provided for in
Section 2 hereof (the "CLOSING") shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006 (or at such other place as the parties may designate in writing) on such date as the Sellers and the Purchaser may designate. The Closing may also take place through the delivery of documents in electronic or telefaxed format or through courier delivery of actual signatures to counsel for the parties.

3.2      TERMINATION OF AGREEMENT.

         This Agreement may be terminated prior to the Closing by either (a) mutual written consent of the Sellers and the Purchaser or (b) the failure to complete the Closing by September 30, 2009. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, Enhance or any Seller; PROVIDED, HOWEVER, that nothing in this
Section 3.2 shall relieve the Purchaser or any Seller of any liability for a breach of this Agreement.

            ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers represents and warrants to the Purchaser that as of the Closing Date:

4.1      ORGANIZATION AND GOOD STANDING OF ENHANCE.

         Enhance is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above.

4.2      AUTHORITY.
         ---------

         (a) Enhance has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets, except where the failure to have such permits and licenses would not have a material adverse effect on the Company's

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                  business or operations taken as a whole ("MATERIAL ADVERSE
                  EFFECT").

         (b) The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been, or will be prior to Closing, duly authorized by Enhance's Board of Directors and, if necessary, by Enhance's stockholders having full power and authority to authorize such actions.

         (c) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation or other agreement to which Enhance or any Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of Enhance, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on Enhance or any Seller in any way, except where such would not have a Material Adverse Effect.

4.3      SHARES.
         ------

         (a) Enhance's authorized capital stock consists of 1,500,000 shares of Common Stock of which 1,500 shares are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and non-assessable.

         (b) There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which or Enhance is or may become obligated to issue, assign or transfer any shares of capital stock of Enhance. Based upon the representations and warranties of the Sellers in this Agreement, upon the delivery to Purchaser on the Closing Date of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to 100% of the then issued and outstanding shares of capital stock of Enhance, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind, other than those imposed by applicable securities laws.

4.4      BASIC CORPORATE RECORDS.

         The copies of the Certificate of Incorporation of Enhance (certified by the Secretary of State or other authorized official of the jurisdiction of incorporation), and the Bylaws of Enhance, all of which have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

         The minute books of Enhance, which shall be exhibited to the Purchaser between the date hereof and the Closing Date, each contain true, correct and materially complete minutes and records of all meetings, proceedings and other actions of the shareholders and Board of Directors of Enhance, except where such would not have a Material Adverse Effect and, on the Closing Date, will, contain true, correct and materially complete minutes and records of any meetings, proceedings and other actions of the shareholders and the Board of Directors of Enhance.


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4.5      SUBSIDIARIES AND AFFILIATES.

         Any and all businesses, entities, enterprises and organizations in which Enhance has any ownership, voting or profit and loss sharing percentage interest (the "SUBSIDIARIES") are identified in Schedule 4.5 hereto, together with Enhance's interest therein.

4.6      CONSENTS.

         No consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the business currently conducted by Enhance can be conducted by the Purchaser in the same manner after the Closing as heretofore conducted by Enhance, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of Enhance, except where the failure of any of the foregoing would not have a Material Adverse Effect.

4.7      FINANCIAL STATEMENTS.

         The Sellers have delivered, or will deliver prior to Closing, to the Purchaser copies of the financial statements dated 06/30/2009 and the period then ended, all of which are true, complete and correct, have been prepared from the books and records of Enhance. The records and books of Enhance reflect all material assets and liabilities.

         There are no liabilities or obligations of Enhance of any kind whatsoever exceeding $10,000, individually or in the aggregate, whether accrued, fixed, absolute, contingent, determined or determinable, except as identified in
Schedule 4.14.

4.8      TAXES.

         For purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         Enhance has timely filed all federal returns, estimates, information statements and reports ("TAX Returns") relating to Taxes required to be filed by Enhance with any Tax authority effective through the Closing Date. All such Tax Returns are true, correct and complete in all respects, except for immaterial amounts where such would not have a Material Adverse Effect.

         Enhance has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against Enhance. Enhance has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.


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4.9      REAL PROPERTY MATTERS.

         Enhance does not own any real property as of the date hereof and has not owned any real property during the three years preceding the date hereof.

4.10     PATENTS, SOFTWARE, TRADEMARKS, ETC.

         Enhance owns, or possesses adequate licenses or other rights to use, all patents, software, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct its Business as now operated by it. The patents, software, trademarks, service marks, copyrights, trade names and trade secrets, if any, registered in the name of or owned or used by or licensed to Enhance and applications for any thereof, other than commercial, off-the-shelf products, (hereinafter the "INTANGIBLES") are described or referenced in SCHEDULE 4.10. Sellers hereby specifically acknowledge that all right, title and interest in and to all patents and software listed on SCHEDULE
4.10 as patents owned by Enhance are owned by Enhance or Enhance has a right to use same and that the ownership of such patents and software will be transferred as part of Enhance to Purchaser as part of the transaction contemplated hereby, subject to any filings required by the USPTO. No officer, director, shareholder or employee of Enhance or any relative or spouse of any such person owns any patents or patent applications or any inventions, software, secret formulae or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to Enhance or related to its business except as listed in SCHEDULE 4.10.

         All of said Intangibles are enforceable and are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party except as described in
SCHEDULE 4.10. Enhance has not been charged with, nor has it infringed or is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither the Sellers nor Enhance has received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others. Enhance is not now manufacturing any goods under a present permit, franchise or license. The consummation of the transactions contemplated hereby will not alter or impair any rights of Enhance in any such Intangibles or in any such permit, franchise or license, except as described in SCHEDULE 4.10. The Intangibles are in such form and of such quality and will be maintained in such a manner that Enhance can, following the Closing, design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by it so that such products and services meet applicable specifications and conform with the standards of quality and cost of production standards heretofore met by it. Enhance has the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

4.11     MACHINERY AND EQUIPMENT.

         Except for items disposed of in the ordinary course of business, all machinery, tools, furniture, fixtures, equipment, vehicles, leasehold improvements and all other tangible personal property (hereinafter "FIXED ASSETS") of the Company currently being used in the conduct of its business (the "BUSINESS"), together with any machinery or equipment that is leased or operated by the Company, are in fully serviceable working condition and repair. Schedule
4.11 describes all Fixed Assets owned by Enhance. All Fixed Assets owned, used

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or held by the Company are situated at its business premises and are currently used in its Business.

4.12     LISTS OF CONTRACTS, ETC.

         There is included in SCHEDULE 4.12 a list of the following items (whether written or oral) relating to Enhance, which list identifies and fairly summarizes each item (collectively, "CONTRACTS"):

         (a) All joint venture contracts of Enhance or affiliates relating to the Business;

         (b) All contracts of Enhance relating to (a) obligations for borrowed money and (b) obligations under capital leases, (e) debt of others secured by a lien on any asset of Enhance, and
                  (f) debts of others guaranteed by Enhance;

         (c) All agreements of Enhance relating to the supply of raw materials for and the distribution of the products of its business, including without limitation all sales agreements, manufacturer's representative agreements and distribution agreements of whatever magnitude and nature, and any commitments therefor;

         (d) All contracts that individually provide for aggregate future payments to or from Enhance of $25,000 or more, to the extent not included in (a) through (c) above;

         (e) All contracts of Enhance that have a term exceeding one year and that may not be cancelled without any liability, penalty or premium, to the extent not included in (a) through (d) above;

         (f) All contracts, agreements and commitments of Enhance set forth in SCHEDULE 4.12 are valid, binding and in full force and effect, and (ii) neither Enhance nor, any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder. Immediately after the Closing, each such contract, agreement or commitment will continue in full force and effect without the imposition or acceleration of any burdensome condition or other obligation on Enhance resulting from the sale of the Shares by the Sellers.

4.13     COMPLIANCE WITH THE LAW.

         Enhance is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement), except where such would not have a Material Adverse Effect. Enhance has not been and is not now charged with, or to Enhance's knowledge under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to Enhance's knowledge after due inquiry, are

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there any circumstances that would or might give rise to any such violation.
Enhance has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority, except where the failure to file such would not have a Material Adverse Effect.

4.14     LITIGATION.

         Except as specifically identified on the Balance Sheet or footnotes thereto or set forth in SCHEDULE 4.14:

         (a) There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to Enhance's knowledge, threatened, against the Sellers or Enhance, relating to its Business or Enhance or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to Enhance for any such action.

         (b) There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding Enhance relating to its Business or Enhance the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by Enhance or which limit or control or otherwise would have a Material Adverse Affect on its method or manner of doing business.

4.15     ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Enhance has not, since December 31, 2008:

         (a) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise), except in the ordinary course of its business consistent with past practice or in connection with the performance of this Agreement;

         (b) Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its Business; or

         (c) Issued any stocks, bonds, or other corporate securities, or made any declaration or payment of any dividend or any distribution in respect of its capital stock.

4.16     ABSENCE OF CERTAIN COMMERCIAL PRACTICES.

         Enhance has not made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for Enhance or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.


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4.17     ENVIRONMENTAL MATTERS.

         The operations of Enhance are in compliance with all applicable laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity ("ENVIRONMENTAL LAWS") and all permits issued pursuant to Environmental Laws or otherwise except for where noncompliance or the absence of such permits would not, individually or in the aggregate, have a Material Adverse Effect;

         Enhance has obtained all permits required under all applicable Environmental Laws necessary to operate its business, except for any failures of such which would not have a Material Adverse Effect;

         Enhance is not the subject of any outstanding written order or Contract with any governmental authority or person respecting Environmental Laws or any violation or potential violations thereof; and

         Enhance has not received any written communication alleging either or both that Enhance may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law.

         Each Seller, individually and not jointly, represents and warrants to the Purchaser as of the Closing Date that:

4.18     INVESTMENT INTENT.

         The Notes are being acquired hereunder by the Seller for investment purposes only, for Seller's own account, not as a nominee or agent and not with a view to the distribution thereof. The Seller has no present intention to sell or otherwise dispose of the Notes and will not do so except in compliance with the provisions of the Securities Act of 1933, as amended, and applicable law. The Seller understands that the Notes which may be acquired hereunder must be held by Seller indefinitely unless a subsequent disposition or transfer of any of said Notes is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom. The Seller further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Seller) promulgated under the Securities Act of 1933, as amended, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.19     INVESTMENT EXPERIENCE; SUITABILITY.

         The Seller is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Notes and the Seller's financial position is such that the Seller can afford to retain the Notes for an indefinite period of time without realizing any direct or indirect cash return on Seller's investment.

4.20     OWNERSHIP

         With respect to Seller's Shares, Seller is the lawful record and beneficial owner of all the Seller's Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind and has, or

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will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

4.21     OPTIONS AND RIGHTS

         There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Seller is or may become obligated to assign or transfer any shares of capital stock of Enhance. Upon the delivery to Purchaser on the Closing Date of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the Seller's Shares, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind, other than those imposed by applicable securities laws.

4.22     ABSENCE OF CERTAIN COMMERCIAL PRACTICES.

         Seller has not made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for Enhance or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.



              ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to each Seller and to Enhance, as of the Closing Date, that:


5.1      ORGANIZATION AND GOOD STANDING OF THE PURCHASER.

         The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser has, as of September 3rd, 2009, 5,000,000,000 shares of common stock, $0.001 par value, authorized, of which 28,901,534 shares are issued and outstanding, 5,000 shares of Series A Preferred Stock, $0.001 par value, of which 2,656 are issued and outstanding, 100,000 shares of Series B Preferred Stock, $0.001 par value, of which 0 are issued and outstanding, 12,000,000 shares of Series C Preferred Stock, $0.001 par value, of which 5,000 are issued and outstanding, 25,000 shares of Series D Preferred Stock, $0.001 par value, of which 11,575 are issued and outstanding and 25,000 shares of Series E Preferred Stock, $0.001 par value, of which 5,708 are issued and outstanding.


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5.2      AUTHORITY.

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser and the Agreement is enforceable in accordance with its terms.

         (b) The execution of this Agreement and the delivery hereof to the Sellers and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Purchaser's Board of Directors having full power and authority to authorize such actions.

5.3      CONSENTS.

         (a) The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

         (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or any other agreement referenced herein or the compliance by Purchaser with any of the provisions hereof or thereof.

5.4      LITIGATION.

         There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

5.5      INVESTMENT INTENT AND QUALIFICATION.

         The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "SECURITIES ACT")) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has, or as of the Closing Date will have had, access to all information Purchaser has requested and has, or will have, received satisfactory answers to all questions Purchaser has regarding Enhance and the Shares. Purchaser understands that the Shares which may be acquired hereunder must be held by it indefinitely unless a subsequent disposition or transfer of any of those Shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom. Purchaser is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such

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as the Shares and Purchaser can bear the full risk, including the entire loss, of the investment.

5.6      DUE AUTHORIZATION OF NOTES.

         The Notes, when delivered to the Sellers, shall be validly issued and outstanding as fully paid and non-assessable, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

5.7      ACCURACY OF INFORMATION.

         Purchaser's filings with the Securities and Exchange Commission (i) are true, complete, and accurate as of their dates and none contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading, and (ii) comply with the applicable requirements, and since the date of the most recently filed Form 10-Q, there have been no material changes in the business or financial condition other than changes that would not have a Material Adverse Effect. When Purchaser has filed necessary periodic reports, including, without limitation, the Form 10-K for its most recently completed fiscal year and any subsequent quarterly reports, those reports will be true, complete, and accurate as of their dates and none will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading.

                              ARTICLE VI COVENANTS

6.1      ACCESS TO INFORMATION.

         Enhance agrees that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of Enhance and such examination of the books, records and financial condition of Enhance and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records.

         Purchaser agrees that, prior to the Closing Date, Enhance shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Purchaser and such examination of the books, records and financial condition of the Purchaser as it reasonably requests and to make extracts and copies of such books and records.

         No investigation prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements contained in this Agreement or any other agreement referenced herein.

6.2      CONDUCT OF THE BUSINESS PENDING THE CLOSING.

         (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, prior to the Closing the Sellers shall, and shall cause Enhance to:

                  (i) Conduct the business of Enhance only in the ordinary course consistent with past practice;

                  (ii) Use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of Enhance and (B) preserve its present relationship with parties having business dealings with Enhance; and

                  (iii)    Comply in all material respects with applicable laws.

         (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, prior to the Closing the Sellers shall not, and shall cause Enhance not to:

                  (i) Transfer, issue, sell or dispose of any shares of capital stock or other securities of Enhance or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of Enhance;

                  (ii) Amend the Certificate of Incorporation or Bylaws of Enhance;

                  (iii) Subject to any lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of Enhance;

                  (iv) Acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of Enhance;

                  (v) Enter into any commitment for capital expenditures out of the ordinary course;

                  (vi) Permit Enhance to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

                  (vii) Permit Enhance to enter into or agree to enter into any merger or consolidation with any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to or otherwise acquire the securities of any other party;

                  (viii) Agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Sellers in this Agreement or any other agreement referenced herein untrue or incorrect in any material respect as of any time through and including the Closing.

6.3      OTHER ACTIONS.

         Each of the Sellers and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.4      USE OF NAME.

         The Sellers hereby agree that upon the consummation of the transactions contemplated hereby, the Purchaser and Enhance shall have the sole right to the use of the name "Enhance, Inc." and the Sellers shall not, and shall not cause or permit any affiliate to, use such name or any variation or simulation thereof.

6.5      TAX MATTERS.

         (a) Tax Periods Ending on or Before the Closing Date.

         The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Enhance for all periods ending on or prior to the Closing Date which are filed after the Closing Date as soon as practicable and prior to the date due (including any proper extensions thereof).

         (b) Tax Periods Beginning Before and Ending After the Closing Date.

         Enhance or the Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Enhance for Tax periods that begin before the Closing Date and end after the Closing Date.

6.6      SECURITIES LAW FILINGS

         Purchaser shall make, in a timely manner, all filings under applicable federal and state securities laws necessary in order to assure that exemptions from registration are available for the transactions hereunder.


                        ARTICLE VII CONDITIONS TO CLOSING

7.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

         The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

         (a) all representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof;

         (b) the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

         (c) the Sellers shall have obtained all consents and waivers with respect to the transactions contemplated by this Agreement;

         (d) no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers, Enhance, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

         (e) the Purchaser shall have received the written resignations of each director of Enhance.

Enhance may provide the Purchaser with information required by Article IV of this Agreement within thirty days after the Closing Date. The Purchaser shall consummate the transaction on the Closing Date without receiving that information.

7.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS.

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable law):

         (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

         (b) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date; and

         (c) no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers, Enhance, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

                     ARTICLE VIII DOCUMENTS TO BE DELIVERED

8.1      DOCUMENTS TO BE DELIVERED BY THE SELLERS.

         At or prior to the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

         (a)      stock certificates representing the Shares referred to in
                  Section 7.1(c) hereof, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

         (b) certificate of good standing with respect to Enhance issued by the Secretary of State of the State of incorporation, and for each state, if any, in which Enhance is qualified to do business as a foreign corporation, or other evidence of good standing reasonably acceptable to the Purchaser; and

         (c) such other documents as the Purchaser shall reasonably request.

8.2      DOCUMENTS TO BE DELIVERED BY THE PURCHASER.

         At or prior to the Closing, the Purchaser shall deliver to the Sellers the following:

         (a) The Notes to be delivered pursuant to 2.1(a) are delivered to the Sellers; and

         (b) such other documents as the Sellers shall reasonably request.


                           ARTICLE IX INDEMNIFICATION

9.1 INDEMNIFICATION. Each individual Seller hereby agrees to indemnify and hold the Purchaser harmless from and against any losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of that individual Seller set forth in Section 4 hereof to be true and correct in all respects as of the date made.

                             ARTICLE X MISCELLANEOUS

10.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto, and continue in full force and effect for a period of one year.

10.2     EXPENSES.

         Except as otherwise provided in this Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

         All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

10.3     FURTHER ASSURANCES.

         The Sellers and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

10.4     GOVERNING LAW; SUBMISSION TO JURISDICTION.

         This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement

10.5     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

         This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

10.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

10.7     NOTICES.

         All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, or via recognized overnight courier service with all charges prepaid or billed to the account of the sender to the parties (and shall also be transmitted by facsimile to the parties receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


         (a) Purchaser:

                    NuMobile, Inc.
                    2520 South Third Street #206
                    Louisville, KY 40208
                    Phone: 502-636-2807
                    Facsimile: 502-636-2806

                    Copy to:

                    Andrea Cataneo, Esq.
                    Sichenzia Ross Friedman Ference LLP
                    61 Broadway
                    New York, New York 10006
                    Phone:  (212) 930-9700
                    Facsimile: (212) 930-9725

         (b) Sellers:

                    Enhance Networks, Inc.
                    19925 Stevens Creek Blvd, Suite 100
                    Cupertino CA  95014
                    Phone:  408-244-8500
                    Facsimile:  1 800 290 7064

10.8     BINDING EFFECT; ASSIGNMENT; SEVERABILITY

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

         If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.



                              [INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be duly executed this Stock Purchase Agreement as of the date first set forth above.


                                             NUMOBILE, INC.


                                             By: /s/ James Tilton
                                                 ------------------------------
                                                 Name: James Tilton
                                                 Title: Chief Executive Officer


                                             ENHANCE NETWORK COMMUNICATION, INC.


                                             By: /s/ Paykar Chamani
                                                 ------------------------------
                                                 Name: Paykar Chamani
                                                 Title: Director


                                             SELLERS:


                                             /s/ Aubrey C. Brown
                                             ----------------------------------
                                             Aubrey C. Brown



                                             ----------------------------------



                                             ----------------------------------


                                             ----------------------------------


                                             ----------------------------------


                                             ----------------------------------

                                   SCHEDULE 1



---------------------------- --------------------------- -------------------
SELLER                             SHARES                   PERCENTAGE
---------------------------- --------------------------- -------------------
Aubrey C. Brown                            1,500                  100%
---------------------------- --------------------------- -------------------
            TOTALS                         1,500                  100.00%
---------------------------- --------------------------- -------------------

                                  SCHEDULE 4.5

                SCHEDULE 4.5 LIST OF SUBSIDIARIES AND AFFILIATES

None

                                  SCHEDULE 4.10

                      SCHEDULE 4.10: INTELLECTUAL PROPERTY

IP: software product

Description:
Enhance Network Communication, Inc. has under development a proprietary Internet Access Provisioning And Denial technology that greatly strengthens the ability to insure access to the Internet is granted to only those persons or entities entitled to such access.

                                  SCHEDULE 4.11

                       ENHANCE NETWORK COMMUNICATION, INC.
                          PROPERTY AND EQUIPMENT DETAIL


THE TOTAL ASSETS OF ENHANCE ARE IN EXCESS OF $450,000.00 BUT HAVE NOT BEEN DETAILED IN THIS SCHEDULE AT THE INSISTENCE OF OUR CUSTOMERS AND IN AGREEMENT WITH THE PURCHASER.

                                  SCHEDULE 4.12

                       ARTICLE XI SCHEDULE 4.12: CONTRACTS

Reseller:          See Document - 3Com Corporation

                                  SCHEDULE 4.14


                           ACCRUED LIABILITIES LEDGER

This accrued liability ledger documents Enhance Network Communication, Inc. liabilities in excess of $10,000:

     1. Resource Operations of NG - $825K

There is no current litigation involving Enhance Networks, Inc.